UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 21, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02.     Results of Operations and Financial Condition.
Item 8.01.     Other Events

    On January 21, 2005, Fleetwood Enterprises, Inc. issued a press release announcing an award of damages in the previously disclosed lawsuit between Fleetwood Folding Trailers, Inc. and The Coleman Company, Inc. The press release included updated expectations for the financial results of the registrant's fiscal year ending April 24, 2005. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K, and is incorporated herein.

Item 9.01.    Financial Statements and Exhibits.

              (c)  Exhibits:

              The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number   Description of Exhibit

99.1             Press release, dated January 21, 2005.

                              SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/  Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       Corporate Finance;
                                       Chief Governance Officer


                           EXHIBIT INDEX

Exhibit Number     Description of Exhibit

99.1               Press release, dated January 21, 2005.

                                                     Exhibit 99.1

              FLEETWOOD ANNOUNCES RULING IN COLEMAN LITIGATION
                 AND UPDATES EXPECTATIONS FOR FISCAL 2005

Riverside, Calif., January 21, 2005 - Fleetwood Enterprises, Inc. (NYSE: FLE) announced that the judge in the previously reported case between Fleetwood Folding Trailers, Inc. and The Coleman Company, Inc. has awarded treble damages to Coleman. The total amount of the award now is approximately $14.6 million, plus Coleman's attorneys' fees and costs, which have not yet been determined. This award will be reflected in the Company's results for its third quarter ending January 23, 2005. As a result, the Company updated expectations by stating that it expects to be profitable in the fourth quarter, but the results for the third quarter, including the impact of today's ruling, now makes it less likely that the Company will be profitable for the full fiscal year.

"There is no basis for treble damages in a case of this nature, and there is no precedent for such an award," said Edward B. Caudill, President and Chief Executive Officer. "We fully intend to appeal this ruling." Caudill added, "We will not be required to make any payments on this judgment until the appeal process is fully completed. We will be required to post a bond in order to pursue an appeal, but we reiterate our prior statement that we believe we have a sufficient combination of cash, borrowing capacity and access to other sources of external funding to continue to meet our foreseeable cash flow requirements."

About Fleetwood
Fleetwood Enterprises, Inc., is one of the nation's largest producers of recreational vehicles, from motor homes to travel and folding trailers, and is a leader in the building, retailing and financing of manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risks and uncertainties include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; continued acceptance of the Company's products; the potential impact on demand for Fleetwood's products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company's assets and liabilities; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the Company's ability to obtain financing needed in order to execute its business strategies.

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